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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board Of Directors
H.F. Ahmanson & Company:

We consent to incorporation by reference in the Registration Statements
No. 33-20076, No. 33-00063, No. 33-65247, No. 33-28254, and No. 33-53635 on Form
S-8, and No. 33-31590, No. 33-42394, No. 33-44686, No. 33-27902, No. 33-57218,
No. 33-50731, and No. 33-57395 on Form S-3 of H.F. Ahmanson & Company and subsidiaries of our report dated January 23, 1996, relating to the consolidated statements of financial condition of H.F. Ahmanson & Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of H.F. Ahmanson & Company and to the reference to our firm under the heading "Selected Financial Data" in the Form 10-K.

Our report on the consolidated financial statements of the Company dated January 23, 1996, contains an explanatory paragraph which states, that as discussed in
Note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill in 1995.

                                                 KPMG Peat Marwick LLP

Los Angeles, California
March 27, 1996